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                                  EXHIBIT 4
                              STOCK CERTIFICATE


STOCK CERTIFICATE WITH A CERTIFICATE NO., THE NUMBER OF SHARES AND THE METROGOLF INCORPORATED EMBLEM, WITH THE FOLLOWING TEXT:

"MetroGolf Incorporated, incorporated under the laws of the State of Colorado. Common Stock. CUSIP No. 59164106. This certifies that _________________ is the registered holder of ________________ fully paid and non-assessable shares of Common Stock, no par value, of MetroGolf Incorporated, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. In witness whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to the hereunto affixed."

Dated ____________, 19__.

Countersigned and Registered:

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY.

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Secretary                              President

                                        Corporate Seal


BACK OF CERTIFICATE:  VARIOUS ABBREVIATIONS AND THE LANGUAGE:

"For value received, _____ hereby sell, sign and transfer unto ______________ ________ Shares of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint ________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________, 19__.

In the presence of ______________.

Notice: The signature of the Assignment must correspond with the name as written upon the face of the Certificate and every particular without alteration or enlargement or any change whatever. Social security or other identifying number of Assignee."